Exhibit 10.2

THIS JOINDER AGREEMENT (this “Agreement”), dated as of June 14, 2013, is by and among Pratt & Whitney Rocketdyne, Inc., a Delaware corporation (“Rocketdyne”), Arde, Inc., a New Jersey corporation (“Arde”), Arde-Barinco, Inc., a New Jersey corporation (“Arde-Barinco” and, together with Rocketdyne and Arde, collectively the “Subsidiary Guarantors”), GenCorp Inc., an Ohio corporation (the “Borrower”) and Wells Fargo Bank, National Association, in its capacity as administrative agent under that certain Second Amended and Restated Credit Agreement (the “Administrative Agent”), dated as of November 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto and the Administrative Agent.  Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Subsidiary Guarantors are each an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause each of the Subsidiary Guarantors to become a “Guarantor” thereunder.

Accordingly, each of the Subsidiary Guarantors and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1.            Each of the Subsidiary Guarantors hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  Each of the Subsidiary Guarantors hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 1, each of the Subsidiary Guarantors hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

2.           Each of the Subsidiary Guarantors hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  Each of the Subsidiary Guarantors hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.

3.           Each of the Subsidiary Guarantors hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement.  Each of the Subsidiary Guarantors hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement.

4.           Each of the Subsidiary Guarantors acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto.  The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

5.           The Borrower confirms that the Credit Agreement is, and upon each of the Subsidiary Guarantors becoming a Guarantor, shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon each of the Subsidiary Guarantors becoming a Guarantor the term “Credit Party Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantors under the Credit Agreement and under each other Credit Document.

6.           Each of the Borrower and each of the Subsidiary Guarantors agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

7.           This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8.           This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of laws that would call for the application of the laws of any other jurisdiction.  The terms of Sections 9.13, 9.14, and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

9.           This Agreement may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantors has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:	PRATT & WHITNEY ROCKETDYNE, INC., a Delaware corporation

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

SUBSIDIARY GUARANTOR:	ARDE, INC., a New Jersey corporation

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

SUBSIDIARY GUARANTOR:	ARDE-BARINCO, INC., a New Jersey corporation

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

BORROWER:	GENCORP INC., an Ohio corporation

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jennifer Boland
Name:	Jennifer Boland
Title:	Senior Vice President

[Signature Page to Joinder Agreement]